Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. ANNOUNCES DATE OF ANNUAL MEETING

Clarksville, Indiana—November 17, 2010.  First Savings Financial Group, Inc. (NASDAQ: FSFG - news) today announced that its annual meeting of stockholders will be held on Tuesday, February 15, 2011.

First Savings Financial Group, Inc. is the holding company for First Savings Bank, F.S.B. First Savings Bank currently has twelve offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, Floyds Knobs, Georgetown, Corydon, English, Leavenworth, Marengo and Salem.  Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.fsbbank.net. Community First Bank division customers can continue to access their accounts with Internet access via the CFB website at www.c-f-b.com.

Contact
John P. Lawson, Jr.
Chief Operations Officer
812-283-0724